Exhibit 10.1

FIRST INDIANA CORPORATION
2002 STOCK INCENTIVE PLAN

First Amendment to
Restricted Stock Agreements

Reference RS Numbers:
000023, 000024, 000025, 000026, and 000027

        THIS FIRST AMENDMENT TO RESTRICTED STOCK AGREEMENTS, effective as of December 29, 2004 (the or this “First Amendment”), is by and among DAVID L. MARAMAN, (the “Grantee”), FIRST INDIANA CORPORATION (the “Corporation”), and FIRST INDIANA BANK, N.A., (the “Bank”) (the Corporation and the Bank are collectively referred to as the “Grantor”).

INTRODUCTION AND PREMISES

        A. WHEREAS, the Corporation awarded the Grantee shares of restricted stock pursuant to the following Restrictive Stock Agreements all of which were effective as of July 9, 2003: (a) Restrictive Stock Agreement (RS NO. 000023) which awarded up to 18,182 shares (“Stock Agreement No. 1”); (b) Restrictive Stock Agreement (RS NO. 000024) which awarded up to 18,182 shares (“Stock Agreement No. 2”); (c) Restrictive Stock Agreement (RS NO. 000025) which awarded up to 18,182 shares (“Stock Agreement No. 3”); (d) Restrictive Stock Agreement (RS NO. 000026) which awarded up to 18,182 shares (“Stock Agreement No. 4”); and (e) Restrictive Stock Agreement (RS NO. 000027) which awarded up to 18,181 shares (“Stock Agreement No. 5”) each of the foregoing Restrictive Stock Agreements are individually referred to as a “Stock Agreement” and collectively as the “Stock Agreements”); and

        B. WHEREAS, the rights of the Grantee in the Restricted Shares issued pursuant to the Stock Agreements fully vest upon the satisfaction of certain conditions (such conditions are collectively referred to as the “Conditions”); and the Grantor has requested the Grantee to assume responsibilities and duties which are unrelated to the Conditions and which were outside of the scope of the responsibilities and duties originally assigned to the Grantee; and

        C. WHEREAS, the Grantor and the Grantee desire to amend the Stock Agreements to (a) recognize the forfeiture of a certain number of Restricted Shares, (b) accelerate the Restricted Period for a portion of the Restricted Shares, and (c) amend the conditions for vesting of the remaining Restricted Shares, pursuant to the terms and conditions set forth in this First Amendment.

AGREEMENT

        NOW, THEREFORE, on the stated premises and for and in consideration of the agreements set forth in and the mutual benefits to the parties to be derived from this First Amendment, the parties hereby agree as follows:

        1. Recitals. Each of the above recitals in the Introduction and Premises are hereby made a part of and incorporated into this First Amendment.

        2. Immediate Vesting of Portion of Restricted Shares. As of January 3, 2005, Sixteen Thousand Ninety-nine (16,099) Restricted Shares shall fully vest (the “Fully Vested Shares”), and the Corporation shall immediately issue certificate(s) (without the restrictive legend set forth in Section 7 of the Stock Agreements) to the Grantee constituting the Fully Vested Shares.

        3. Forfeiture of Restricted Shares. As of the date of this First Amendment, the Grantee hereby forfeits all rights and interest in Twenty-four Thousand Nine Hundred Twelve (24,912) Restricted Shares.

        4. Reduction in Restricted Shares. Following the issuance of the certificates representing the Fully Vested Shares and the forfeiture of Restricted Shares set forth in Section 3 of this First Amendment, the remaining Restricted Shares available to the Grantee pursuant to all of the Stock Agreements shall be reduced from 90,909 Restricted Shares to 49,898 Restricted Shares. In accordance with the above, the amount of unvested Restricted Shares remaining under each Stock Agreement is set forth below:

a. Stock Agreement No. 1. Stock Agreement No. 1 shall have 2,083 non-vested Restricted Shares remaining.

b. Stock Agreement No. 2. Stock Agreement No. 2 shall have 18,182 non-vested Restricted Shares remaining.

c. Stock Agreement No. 3. Stock Agreement No. 3 shall have 18,182 non-vested Restricted Shares remaining.

d. Stock Agreement No. 4. Stock Agreement No. 4 shall have 8,956 non-vested Restricted Shares remaining.

e. Stock Agreement No. 5. Stock Agreement No. 5 shall have 2,495 non-vested Restricted Shares remaining.

        5. Amendments to Stock Agreements. As of the date of this First Amendment each Stock Agreement shall be amended, restated, replaced, or deleted, as applicable, in accordance with the following:

a. Definition of Restricted Period. The definition of “Restricted Period” set forth in each Stock Agreement shall be restated and replaced in full in accordance with the following:

i. Stock Agreement No. 1. “’Restricted Period’ means the period commencing on the Date of Grant and ending on July 9, 2007 or such earlier date as the Compensation Committee may determine.”

ii. Stock Agreement No. 2. “’Restricted Period’ means the period commencing on the Date of Grant and ending on July 9, 2008 or such earlier date as the Compensation Committee may determine.”

iii. Stock Agreement No. 3. “’Restricted Period’ means the period commencing on the Date of Grant and ending on July 9, 2009 or such earlier date as the Compensation Committee may determine.”

iv. Stock Agreement No. 4. “’Restricted Period’ means the period commencing on the Date of Grant and ending on July 9, 2010 or such earlier date as the Compensation Committee may determine.”

v. Stock Agreement No. 5. “’Restricted Period’ means the period commencing on the Date of Grant and ending on July 9, 2011 or such earlier date as the Compensation Committee may determine.”

b. The following sections in each Stock Agreement shall be amended, restated, and replaced in full in accordance with the following:

i. Section 4. Restrictions on Transfer. The Restricted Shares shall vest at the expiration of the Restricted Period, subject to the provisions of Section 5.

ii. Section 5. Forfeiture Upon Interruption or Termination of Continuous Status. If the Grantee’s Continuous Status is interrupted or terminated prior to the close of the Restricted Period, the Restricted Shares shall be forfeited and cancelled; provided, however, that the provisions of this section shall not be deemed to limit the authority of the Compensation Committee to declare the Restricted Shares fully vested notwithstanding such interruption or termination; provided further, that if the Grantee’s Continuous Status is terminated by the Bank without Cause (as defined in Plan Section 4.3) at any time during the Restricted Period, the Restricted Shares shall be deemed to have become fully vested upon such termination and no longer shall be subject to forfeiture.

iii. Section 9. Delivery of Shares. Subject to the forfeiture of Restricted Shares set forth in Section 5 and upon the expiration of the Restricted Period, the Corporation shall exchange the previously issued certificates corresponding to Restricted Shares for a new certificate in respect of such shares that does not bear the legend provided for in Section 7 above. The Corporation shall deliver such new certificate to the Grantee and shall relinquish to the Grantee the stock power in respect of such shares held by the Corporation pursuant to Section 7.

iv. Section 11. Effect of Change of Control. The Change of Control Provisions set forth in the Plan shall apply to and control the Stock Agreements.

c. Section 6 in the Stock Agreements is deleted in total.

        6. Miscellaneous. Nothing contained in this First Amendment shall serve to create a course of conduct or any obligation of either the Grantor or the Grantee to agree to further amendments to any Stock Agreement. No amendment, modification, termination or waiver of any provision of this First Amendment nor any consent to any departure therefrom shall be effective unless the same shall be in writing and signed by the party against whom enforcement is sought. The Stock Agreements, the Plan, and this First Amendment embody the entire agreement and understanding between the Grantor and the Grantee, and supersede all prior agreements and understandings, relating to the subject matter contained herein.

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        IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and effective as of the day and year first above written.

FIRST INDIANA CORPORTION
(“Corporation” and a “Grantor”)

By:	/s/ Robert H. Warrington
Robert H. Warrington, President

FIRST INDIANA BANK, N.A.
(“Bank” and a “Grantor”)

By:	/s/ Robert H. Warrington
Robert H. Warrington, President

DAVID L. MARAMAN
(“Grantee”)

/s/ David L. Maraman
David L. Maraman